                                                             EX. -99.9906CERT(i)


                                 CERTIFICATIONS


I, Richard F. Curcio, Chairman of the Board and President of The Valiant Fund,. (the "Registrant"), certify to the best of my knowledge:


(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Date: 2/29/04                          /s/ Richard F. Curcio
                                       ---------------------------------------
                                       Richard F. Curcio
                                       Chairman of the Board and President

                                                            EX. -99.9906CERT(ii)

                                 CERTIFICATIONS


I, Denis R. Curcio, Treasurer of The Valiant Fund (the "Registrant"), certify to the best of my knowledge:


(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Date: 2/29/04                        /s/ Denis R. Curcio
                                     -------------------------------------------
                                     Denis R. Curcio
                                     Treasurer